EXHIBIT 11
                            FIRST COMMERCE CORPORATION AND SUBSIDIARIES

                                COMPUTATION OF EARNINGS PER SHARE

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                                                            Three Months Ended                      Nine Months Ended
                                                               September 30                           September 30
                                                        _______________________________      ________________________________
                                                            1996               1995                1996               1995
                                                        _____________     _____________        ____________      _____________
Primary earnings per share
___________________________

Net income                                               $26,531,000        $27,371,000         $89,731,000        $69,034,000
Preferred dividend requirements                             (698,000)        (1,086,000)         (2,116,000)        (3,259,000)
                                                         ______________     _____________      ______________    _______________

Income applicable to common shares                       $25,833,000        $26,285,000         $87,615,000        $65,775,000
                                                         ==============     =============      ==============    ===============
Weighted average number of common shares
   outstanding, net of shares held in treasury            37,828,162         37,746,018          38,469,086         37,708,427
Shares from assumed exercise of options,
   net of treasury stock method                              246,224            157,606             224,440            149,940
                                                         ______________     _____________      ______________    _______________
                                                          38,074,386         37,903,624          38,693,526         37,858,367
                                                         ==============     =============      ==============    ===============

Earnings per common share                                      $0.68              $0.69               $2.26              $1.74


Fully diluted earnings per share
_________________________________

Income applicable to common shares                       $25,833,000        $26,285,000         $87,615,000        $65,775,000
Expenses that would not have been incurred
   if assumed conversions had occurred:
      Preferred dividend requirements                        698,000          1,086,000           2,116,000          3,259,000
      Interest expense on convertible
         debentures, net of tax                            1,667,000          1,734,000           4,967,000          5,149,000
                                                         ______________     _____________      ______________    _______________
Income applicable to common shares plus
   expenses that would not have been incurred
   if assumed conversions had occurred                   $28,198,000        $29,105,000         $94,698,000        $74,183,000
                                                         ==============     =============      ===============   ===============
Weighted average number of shares
   outstanding, net of shares held in treasury            37,828,162         37,746,018          38,469,086         37,708,427
Shares from assumed exercise of options,
   net of treasury stock method                              246,224            185,305             239,672            185,305
Shares from assumed conversion of dilutive
   convertible notes and debentures:
      Preferred stock                                      1,802,864          2,764,242           1,897,069          2,783,167
      Convertible debentures                               3,018,034          3,116,166           3,031,726          3,116,166
                                                         ______________     _____________      ______________    _______________
                                                          42,895,284         43,811,731          43,637,553         43,793,065
                                                         ==============     =============      ==============    ===============
Earnings per common share                                      $0.66              $0.66               $2.17              $1.68
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